FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2011

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9712 (Commission File Number)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Item 5.02(e) of Form 8-K, United States Cellular Corporation (“U.S. Cellular”) is filing this Form 8-K to report stay bonus arrangements to its “named executive officers” other than the President and CEO, as follows.

On April 12, 2011, U.S. Cellular delivered a letter approving a retention bonus (“Retention Bonus Letter”) to each of (i) Steven T. Campbell, Executive Vice President – Finance, Chief Financial Officer and Treasurer, (ii) Alan D. Ferber, Executive Vice President – Operations, (iii) Michael S. Irizarry, Executive Vice President – Engineering and Chief Technology Officer and (iv) Jeffrey J. Childs, Executive Vice President and Chief Human Resources Officer.  Each of the foregoing executives accepted this letter on April 12, 2011.  The purpose of the retention bonus is to ensure that the industry expertise of such executives is preserved for the benefit of U.S. Cellular through at least April 1, 2014.  A brief description of the terms and conditions of the Retention Bonus Letter is as follows:

•   U.S. Cellular will pay each of the foregoing executives a retention bonus in the amount of $250,000 if he remains continuously employed by U.S. Cellular through April 1, 2014 and on such date is actively engaged in carrying out his employment responsibilities with U.S. Cellular.

•   The retention bonus will be paid in a single cash payment no later than May 1, 2014.

The foregoing brief description is qualified by reference to the form of the Retention Bonus Letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  April 15, 2011

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following Exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

10.1	Form of Retention Bonus Letter